Exhibit 99.1

SEPARATION AGREEMENT

AND

GENERAL RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (hereinafter “Agreement”) is entered into by and between Herbert Malcolm Stewart (hereinafter “Employee”) and Camden Development, Inc. (hereinafter “Camden”) (Employee and Camden hereinafter collectively referred to as the “Parties”) as of the dates set forth below.

RECITALS

A. Camden is a Delaware corporation and is doing business in the State of Texas.

B. Employee has been employed by Camden as President and Chief Operating Officer.

C. On December 31, 2021, Employee’s employment with Camden terminated when Employee resigned.

D. In exchange for compensation that Employee would not otherwise be entitled to receive, Employee desires to settle and compromise any and all possible claims and disputes he has against Camden arising out of their relationship to date, known or unknown to Employee, and to provide for a general release of any and all such claims.

AGREEMENT

1. Termination of Employment. Employee agrees that his employment with Camden terminated as of December 31, 2021.

2. Separation Pay/Consideration. In consideration of the covenants and releases given herein, after Employee’s execution of this Agreement, Employee will receive the following consideration, less any applicable federal and state payroll tax deductions:

a. Annual Bonus. Payment of $1,817,571.25 in cash, which represents the anticipated annual bonus and value of bonus shares Employee may have been eligible to receive in February 2022.

b. Performance Bonus. Payment of $335,212.75 in cash in lieu of any potential Performance Bonus Employee may have been eligible to receive in February 2022.

c. Restricted Share Awards value equivalent. Payment of $847,216.00 in cash, which equals the approximate value of Restricted Share Awards that Employee may have been eligible to receive in February 2022.

3. Release.

a. Release. Employee does hereby unconditionally, irrevocably, and absolutely release and discharge Camden, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, successors and assigns, and any related holding, parent, sister or subsidiary corporations (including without limitation Camden Property Trust, Camden Summit, Inc., and Camden Summit Partnership, L.P.) (collectively, the “Camden Parties”) from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, related directly or indirectly, or in any way connected with any transactions, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with Camden and the termination of said employment. This Agreement specifically applies, without limitation, to any and all wage claims, claims for unpaid expenses, contract claims, tort claims, claims for wrongful termination, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the Family and Medical Leave Act, and any and all federal or state statutes or laws governing wages and/or discrimination in employment. Nothing in this Agreement shall be construed to mean that Employee is releasing or waiving claims to enforce this Agreement, workers’ compensation claims, claims for unemployment insurance benefits, or claims that, by law, cannot be waived.

b. No Further Action. Except as set forth in Section 3(c) below, Employee irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the Parties that with the execution by Employee of this Agreement, that the Camden Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters discharged herein.

c. EEOC Charges. Nothing in this Agreement shall be deemed to preclude Employee from filing a charge or complaint with the federal Equal Employment Opportunity Commission, or any other federal, state or local government agency, although he may have no right to relief by reason of the claims he has released herein, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency.

4. Acknowledgements/Affirmations. Employee acknowledges and affirms that he has been paid and/or has received all wages, bonuses, incentive compensation, accrued vacation and benefits to which Employee may be entitled. Employee also acknowledges and affirms that he has been provided information regarding his ability to continue to receive health insurance benefits as COBRA benefits after the termination of his employment.

5. Confidentiality/Non-Disparagement. Employee agrees that all matters relative to this Agreement shall remain confidential. Accordingly, Employee hereby agrees that, with the exception of his spouse, counsel and tax advisors, he shall not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of Camden, the terms and conditions of this Agreement. Employee agrees not to make any derogatory or adverse statements, written or verbal, regarding the Camden Parties or any of their respective present or former directors, officers or employees, to anyone.

6. Reference Requests. Any reference requests concerning Employee will be referred to Camden’s Human Resources Department. The only information that will be provided in response to such a request will be Employee’s dates of employment and his title, and a statement that it is Camden’s policy to only provide that information.

7. Return of Company Property. Employee agrees that prior to his execution of this Agreement he has or will return all property or information belonging to Camden, including any document or property Employee generated during his employment at Camden, and agrees that no such property will be in his possession or control at the time he executes this Agreement. This includes all property or information that may have come into Employee’s possession as a result of his employment with Camden. Employee further acknowledges that he has not retained any copies of any such information or any such property nor provided them to third parties.

8. Entire Agreement. The Parties further declare and represent that no promise, inducement or agreement not herein expressed has been made to them and that this Agreement contains the full and entire agreement between and among the Parties, and that the terms of this Agreement are contractual and not a mere recital.

9. Applicable Law. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of Texas.

10. Dispute Resolution. Except as set forth in Section 3(c) above, any dispute arising out of or related to this Agreement shall be resolved through binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes, promulgated by the American Arbitration Association. Each party shall be responsible for its or his or her own costs and attorneys’ fees in connection with the arbitration, as well as half of the costs of the arbitration.

11. Knowing and Voluntary Agreement. Employee agrees that he is entering into this Agreement freely and voluntarily. Employee has carefully read and understands all of the provisions of this Agreement. Employee understands that it sets forth the entire agreement between Employee and Camden and represents that no other statements, promises, or commitments of any kind, written or oral, have been made to Employee by Camden, or any of its agents, to cause me to accept it. Employee acknowledges that he has been advised to consult legal counsel concerning this Agreement prior to signing the Agreement, and that he has had sufficient opportunity to do so. Employee understands that he may have up to twenty-one (21) days from the date of this letter to consider this Agreement. Employee further understands that if he signs this Agreement, he will then have seven (7) days to cancel it if he so chooses. Employee may cancel this Agreement by delivering a written notice of cancellation to Jennifer Killen, Human Resources, Camden Development, Inc., 11 Greenway Plaza, Suite 2400, Houston, Texas 77046. However, if Employee elects to cancel this Agreement, Employee understands he will not be entitled to any of the benefits, compensation, or other consideration referenced in this Agreement. Employee realizes this Agreement is not effective or enforceable until the seven-thy period expires without revocation. Employee understands that this Agreement will not become effective until the eighth day after Employee signs the Agreement without revocation (the “Effective Date”). Employee understands that Camden will have no duty to pay him or provide him with the compensation listed in Section 2 above until the Effective Date of this Agreement.

12. Complete Defense. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

13. Counterparts. This Agreement may be executed in counterparts and, if so executed, each such counterpart shall have the force and effect of an original. An electronic signature (e.g., DocuSign) shall have the same force and effect as an original signature.

14. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

15. No Admission of Liability. It is understood that this Agreement is not an admission of any liability by any person, firm, association, or corporation but is in compromise of any potential disputed claim.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated: as of December 31, 2021	/s/ H. Malcolm Stewart
Employee

Camden Development, Inc.

Dated: as of December 31, 2021	By:	/s/ Alexander J. Jessett
Alexander J. Jessett
Executive Vice President-Finance
and Chief Financial Officer

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